Lucosky Brookman llp

33 Wood Avenue South 6th Floor Iselin, NJ 08830

T - (732) 395-4400
August 6, 2012	F - (732) 395-4401

MusclePharm Corporation 4721 Ironton Street, Building A Denver, Colorado 80239	45 Rockefeller Plaza Suite 2000 New York, NY 10011

Re: Post Effective Amendment to a Registration Statement on Form S-1	T - (212) 332-8160
F - (212) 332-8161

Ladies and Gentlemen:	www.lucbro.com

We have acted as counsel to MusclePharm Corporation, a Nevada corporation (the “Company”), in connection with the preparation and filing by the Company of a post effective amendment to a registration statement on Form S-1 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of 84,400,000 shares of the Company’s common stock, par value $0.001 per share, including (i) 10,000,000 shares (“the Put Shares”) issuable upon delivery of a put notice granted to the Company pursuant to the terms and conditions of that certain Equity Credit Agreement, dated November 4, 2011, by and between the Company and Southridge Partners II, LP (the “Agreement”); (ii) 42,000,000 shares (the “Purchased Shares”) issued to certain investors pursuant to stock purchase agreements; and (iii) 32,400,000 shares (the “Warrant Shares”) issuable upon outstanding warrants.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon the originals or copies of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following: (a) the articles of incorporation of the Company; (b) the bylaws of the Company; (c) the Agreement; (d) certain stock purchase agreements entered into by the Company and Company shareholders (e) warrants issued by the Company in favor of certain security holders; and (f) the Registration Statement, including all exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and the accuracy and completeness of the corporate records made available to us by the Company.  As to any facts material to the opinions expressed below, with your permission we have relied solely upon, without independent verification or investigation of the accuracy or completeness thereof, any certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company and others.

Based upon the foregoing, and in reliance thereon, we are of the opinion that (i) the Put Shares and the Warrant Shares have been duly authorized, and when sold pursuant to the terms described in the Registration Statement, will be legally issued, fully paid and non-assessable and (ii) the Purchased Shares have been duly authorized, legally issued, fully paid and non-assessable.

The opinion expressed herein is limited to the laws of the State of Nevada, including the Nevada Constitution, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws.  This opinion is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm under the caption “Legal Matters” in the prospectus which is made part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

LUCOSKY BROOKMAN LLP

/s/ Lucosky Brookman LLP